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                                                             Exhibit 99(h)(2)(g)

                                  AMENDMENT TO
                            TRANSFER AGENT AGREEMENT

This Amendment to the Transfer Agent Agreement (the "Agreement") is made effective as of this 29th day of January, 2005 between the ICON Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, ("U.S. Bancorp").

WHEREAS, the Funds and U.S. Bancorp entered into an agreement dated October 9, 1996 as subsequently amended, to have U.S. Bancorp provide to the Funds certain transfer agency services. The Funds and U.S. Bancorp agree to amend paragraph 7 of the Agreement to reflect that the following portfolios are currently covered under this Agreement:

I.   Portfolios and Classes that are no-load and have no 12b-1 fees:

     U.S. EQUITY FUNDS
     ICON Consumer Discretionary Fund
     ICON Energy Fund
     ICON Financial Fund
     ICON Healthcare Fund
     ICON Industrials Fund
     ICON Information Technology Fund
     ICON Leisure & Consumer Staples Fund
     ICON Materials Fund
     ICON Telecommunications & Utilities Fund

     ICON Bond Fund - Class Z Shares
     ICON Core Equity Fund - Class Z Shares
     ICON Covered Call Fund - Class Z Shares
     ICON Equity Income Fund - Class Z Shares
     ICON Long/Short Fund - Class Z Shares

     FOREIGN EQUITY FUNDS
     ICON Asia-Pacific Region Fund
     ICON Europe Fund
     ICON International Equity Fund - Class Z Shares
     ICON Western Hemisphere Fund

II.  Portfolios and Classes with a 12b-1 plan:

     ICON Bond Fund - Class C and I Shares
     ICON Core Equity Fund - Class C and I Shares
     ICON Covered Call Fund - Class C and I Shares
     ICON Equity Income Fund - Class C and I Shares
     ICON International Equity Fund - Class C and I Shares
     ICON Long/Short Fund - Class C and I Shares

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This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first written above.

ICON FUNDS                               U.S. BANCORP FUND SERVICES, LLC


By:                                      By:
   -----------------------------            -----------------------------

Name:                                    Name:
     ---------------------------              ---------------------------

Title:                                   Title:
      --------------------------               --------------------------

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